UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2013

KITE REALTY GROUP TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street
Suite 1100
Indianapolis, IN		46204
(Address of principal executive offices)		(Zip Code)

(317) 577-5600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(d): On August 7, 2013, the Board of Trustees (the “Board”) of Kite Realty Group Trust (the “Company”) elected David R. O’Reilly as a trustee of the Company, effective immediately.  Mr. O’Reilly was also appointed to the Audit Committee of the Board. The Board has determined, after considering all of the relevant facts and circumstances known as of the date hereof, that Mr. O’Reilly is an independent trustee in accordance with the NYSE listing standards and the Company’s Corporate Governance Guidelines.

Mr. O’Reilly has served as the Executive Vice President and Chief Investment Officer of Parkway Properties, Inc., a public real estate investment trust, since November 2011 and as Chief Financial Officer of Parkway Properties, Inc. since August 2012. He served as Parkway Properties, Inc.’s Interim Chief Financial Officer from May 2012 through August 2012. He served as Executive Vice President of Banyan Street Capital, a real estate investment firm, from August 2011 through October 2011 and as director of Capital Markets for Eola Capital LLC from August 2009 through May 2011. Mr. O’Reilly served in the investment banking industry as Senior Vice President of Barclays Capital Inc. from September 2008 through June 2009 and in a similar capacity for Lehman Brothers from August 2001 through September 2008. Mr. O’Reilly received a B.S. from Tufts University and an M.B.A. from Columbia University.

In connection with his election as a member of the Board, Mr. O’Reilly will be entitled to certain compensation that all of the Company’s non-employee trustees receive, including: (i) a $42,500 annual retainer paid in cash, (ii) a $5,000 annual retainer paid in cash connection with Mr. O’Reilly’s service on the Audit Committee, (iii) 3,000 restricted common shares that will vest one year from the date of grant, which were granted upon Mr. O’Reilly’s initial election to the Board, and (iv) annual grants of restricted common shares with an aggregate value of $42,500 that will vest one year from the date of grant.  The compensation described in clauses (i), (ii) and (iv) above will be pro-rated for Mr. O’Reilly’s service in 2013.

As a non-employee trustee, Mr. O’Reilly may elect to defer eligible fee and retainer compensation until such time as his service on the Board is terminated, pursuant to the Company’s Trustee Deferred Compensation Plan. Pursuant to the plan, equity compensation which is deferred vests immediately and is credited as a number of deferred share units to an individual account for each trustee. A share unit represents an unfunded right to receive one of the Company’s common shares at a future date. Share units are credited with dividend equivalents to the extent dividends are paid on the Company’s common shares.

The foregoing is qualified in its entirety by reference to the press release announcing such appointment, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

Exhibit No.	Description
99.1	Kite Realty Group Trust Press Release dated August 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: August 12, 2013	By:	/s/ Daniel R. Sink
Daniel R. Sink
Executive Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX
Exhibit	Document
99.1	Kite Realty Group Trust Press Release dated August 12, 2013